Exhibit 20-1
Page 1 of 3

                     Navistar Financial 1994 - A Owner Trust
                             For the Month of August
                     Distribution Date of September 15, 1997
                            Servicer Certificate #41

Original Pool Amount                                      $280,021,471.35

Beginning Pool Balance                                     $29,255,100.86
Beginning Pool Factor                                           0.1044745

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,065,761.18
     Interest Collected                                       $207,228.97

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $44,474.03
Total Additional Deposits                                      $44,474.03

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  32

Total Available Funds                                       $3,211,292.20

Ending Pool Balance                                        $26,295,511.66
Ending Pool Factor                                              0.0939053

Servicing Fee                                                  $24,379.25

Repayment of Servicer Advances                                $106,171.98

Reserve Account:
     Beginning Balance  (see Memo Item)                     $5,735,350.76
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $5,600,429.43
     (Release) / Deposit                                     ($134,921.33)
     Ending Balance                                         $5,600,429.43

Current Weighted Average APR:                                       8.284%
Current Weighted Average Remaining Term (months):                   13.74

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days              $414,298.82      311
                                31 - 60 days              $98,937.59       67
                                60+  days                 $23,869.85       18

     Total:                                              $537,106.26      327

     Balances:                  60+  days                $223,462.10       18

Memo Item - Reserve Account
     Prior Month                                       $5,600,429.43
+    Invest. Income                                       $24,058.47
+    Excess Serv.                                        $110,862.86
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $5,735,350.76

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  August


                                                                  (Money Market)         NOTES
                                                      TOTAL        CLASS A - 1        CLASS A - 2        CERTIFICATES
                                               $280,021,471.35     $89,606,000.00    $180,614,000.00     $9,801,471.35
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Turbo Percentages                                                    100.00%              0.00%             0.00%
     Coupon                                                                 4.53%              5.93%             6.26%

Beginning Pool Balance                          $29,255,100.86
Ending Pool Balance                             $26,295,511.66

Collected Principal                              $2,959,589.20
Collected Interest                                 $207,228.97
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                   $44,474.03
Servicing                                           $24,379.25
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,186,912.95

Beginning Balance                               $23,439,825.12              $0.00     $21,152,257.85     $2,287,567.27

Interest Due                                       $116,460.89              $0.00        $104,527.41        $11,933.48
Interest Paid                                      $116,460.89              $0.00        $104,527.41        $11,933.48
Principal Due                                    $2,959,589.20              $0.00      $2,826,407.69       $133,181.51
Principal Paid                                   $2,959,589.20              $0.00      $2,826,407.69       $133,181.51
Turbo Principal                                          $0.00              $0.00              $0.00             $0.00

Ending Balance                                  $20,480,235.92              $0.00     $18,325,850.16     $2,154,385.76
Note / Certificate Pool Factor                                             0.0000             0.1015            0.2198
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,076,050.09              $0.00      $2,930,935.10       $145,114.99

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $110,862.86
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $5,735,350.76
(Release) / Draw                                  ($134,921.33)
Ending Reserve Acct Balance                      $5,600,429.43

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - A Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                   4                3                 2                 1
                                              Apr-97              May-97           Jun-97            Jul-97            Aug-97

Beginning Pool Balance                    $40,677,637.86     $37,826,234.86    $34,973,376.07    $31,897,695.36    $29,255,100.86

A)   Loss Trigger:
Principal of Contracts Charged Off             $1,967.50        $197,400.82         $7,168.32        $47,734.31             $0.00
Recoveries                                   $214,778.68        $162,860.60        $78,351.18       $264,910.55        $44,474.03

Total Charged Off (Months 5, 4, 3)           $206,536.64
Total Recoveries (Months 3, 2, 1)            $387,735.76
Net Loss / (Recoveries) for 3 Mos           ($181,199.12)(a)

Total Balance (Months 5, 4, 3)           $113,477,248.79 (b)

Loss Ratio Annualized  [(a/b) * (12)]            -1.9161%

Trigger:  Is Ratio > 1.5%                             No
                                                                                   Jun-97             Jul-97           Aug-97

B)   Delinquency Trigger:                                                         $173,517.25       $182,697.74       $223,462.10
     Balance delinquency 60+ days                                                    0.49614%          0.57276%          0.76384%
     As % of Beginning Pool Balance                                                  0.76931%          0.56345%          0.61091%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer